Exhibit 10.1

Oncobiologics, Inc.

First Amendment to Note and Warrant Purchase Agreement

Pursuant to that certain Note and Warrant Purchase Agreement, dated as of December 22, 2016 (as amended, the “Purchase Agreement”), this First Amendment to Note and Warrant Purchase Agreement, dated April 13, 2017 (this “Amendment”) is entered into by and among Oncobiologics, Inc., a Delaware corporation (the “Company”) and the Purchasers identified on the signature pages to this Amendment. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the respective meanings ascribed to them in the Purchase Agreement.

Recitals

A.           The Company and the Purchasers are parties to the Purchase Agreement.

B.           The Company and the Purchasers desire to amend the Purchase Agreement as set forth in this Amendment.

C.           Section 7(a) of the Purchase Agreement provides that the Purchase Agreement may be amended by the written consent of the Company and the Majority Holders.

D.           The undersigned Purchasers represent the Majority Holders.

Agreement

In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           This Amendment will be effective as of April 13, 2017.

2.           The definition of “Aggregate Note Amount” in Recital A of the Purchase Agreement is amended by changing the phrase “Ten Million Dollars ($10,000,000)” contained therein to “Fifteen Million Dollars ($15,000,000)”.

3.           Section 1(e) of the Purchase Agreement is hereby amended and restated as follows:

“(e)          Subsequent Sales. At any time on or before the 180th day following the Closing or at such later time as the Company and the Majority Holders (as defined below) may mutually agree, the Company may sell up to the balance of the Aggregate Note Amount not sold at the Closing to such persons as may be approved by the Company (the “Additional Purchasers”). All such sales made at any additional closings (each an “Additional Closing”), shall be made on the terms and conditions set forth in this Agreement, and (i) the representations and warranties of the Company set forth in Section 2 hereof shall speak as of the Closing and the Company shall have no obligation to update any such disclosure, and (ii) the representations and warranties of the

Additional Purchasers in Section 3 hereof shall speak as of such Additional Closing. Schedule I may be amended by the Company without the consent of the Purchasers to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto. Any Notes sold pursuant to this Section 1(e) shall be deemed to be “Notes” for all purposes under this Agreement and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any Notes issued to Additional Purchasers shall be in the same form attached hereto as EXHIBIT A hereto and no consideration or discount shall be offered or paid to any Additional Purchasers to purchase Securities that is not offered or paid to all Purchasers under this Agreement (other than with respect to the amount of Warrants issued in connection therewith, which, in the case of the Additional Closing occurring on April 13, 2017 shall be at the rate of 333,000 per $1,000,000 of additional Notes). Additionally, no consideration shall be offered or paid to any Persons to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.”

4.          This Amendment will be shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law provisions. The parties agree that any action brought by either party under or in relation to this Amendment, including without limitation to interpret or enforce any provision of this Amendment, will be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York.

5.           All other terms and conditions of the Purchase Agreement will be unaffected hereby and remain in full force and effect.

6.           This Amendment may only be varied by a document, in writing, of even or subsequent date of this Amendment, executed by the Company and the Majority Holders.

7.           The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties to this Amendment, the Purchasers and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

8.           This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Pages Follow]

The parties have executed this First Amendment to Note and Warrant Purchase Agreement as of the date first above written.

Company:

Oncobiologics, Inc.

By:	/s/ Lawrence A. Kenyon
Name:	Lawrence A. Kenyon
Title:	Chief Financial Officer

The parties have executed this First Amendment to Note and Warrant Purchase Agreement as of the date first above written.

Purchaser:

Sabby Healthcare Master Fund, Ltd.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

The parties have executed this First Amendment to Note and Warrant Purchase Agreement as of the date first above written.

Purchaser:

Sabby Volatility Warrant Master Fund, Ltd.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

The parties have executed this First Amendment to Note and Warrant Purchase Agreement as of the date first above written.

Purchaser:

PointState Fund LP

By:	/s/ Alfred J. Barbagallo
Name:	Alfred J. Barbagallo
Title:	Managing Director & General Counsel

The parties have executed this First Amendment to Note and Warrant Purchase Agreement as of the date first above written.

Purchaser: